                                                                      EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934


                            PRECISION SYSTEMS, INC.
                            ------------------------
                                (Name of Issuer)


                         Common Stock ($.01 par value)
                         -----------------------------
                         (Title of Class of Securities)


                                  740329-10-7
                                  -----------
                                 (CUSIP Number)


                           Thomas J. Egan, Jr., Esq.
                                Baker & McKenzie
                          815 Connecticut Avenue, N.W.
                          Washington, D.C.  20006-4078
                                 (202) 452-7000
                                 --------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)


                                December 1, 1994
                                ----------------
                         (Date of Event which Requires
                           Filing of this Statement)


         If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

         Check the following box if a fee is being paid with the statement / /. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)





                               Page 1 of 6 Pages
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CUSIP No. 740329-10-7
- ------------------------------------------------------------------
(1)  Name of Reporting Persons
     S.S. or I.R.S. Identification No. of Above Persons

Roy M. Speer Foundation                            Richard W. Baker
59-2785945                                         ###-##-####

- ------------------------------------------------------------------
(2)  Check the Appropriate Box if a Member                  (a) / /
     of a Group  (See Instructions)                         (b) / /
- --------------------------------------------------------------------
(3)  SEC Use Only

- --------------------------------------------------------------------
(4)  Source of Funds
     N/A
- --------------------------------------------------------------------
(5)  Check Box if Disclosure of Legal Proceedings               / /
     is Required Pursuant to Items 2(d) or 2(e)
     N/A
- --------------------------------------------------------------------
(6)  Citizenship or Place of Organization

     U.S.
- --------------------------------------------------------------------
Number of Shares           (7)  Sole Voting Power
Beneficially Owned              18,007 by Mr. Baker
by Each Reporting          -----------------------------------------
Person With                (8)  Shared Voting Power
                                409,265 by each person
                           -----------------------------------------
                           (9)  Sole Dispositive Power
                                18,007 by Mr. Baker
                           -----------------------------------------
                           (10) Shared Dispositive Power
                                409,265 by each person
- --------------------------------------------------------------------
(11) Aggregate Amount Beneficially Owned by Each Reporting Person

     Roy M. Speer Foundation -- 409,265 shares
     Richard W. Baker        -- 427,272 shares

- --------------------------------------------------------------------
(12) Check Box if the Aggregate Amount in Row (11)              /x/
     Excludes Certain Shares
- --------------------------------------------------------------------
(13) Percent of Class Represented by Amount in Row (11)

     Roy M. Speer Foundation -- 5.3%
     Richard W. Baker        -- 5.5%

- --------------------------------------------------------------------
(14) Type of Reporting Person

     Roy M. Speer Foundation -- OO
     Richard W. Baker -- IN





                               Page 2 of 6 Pages
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Securities and Exchange Commission
Washington, D.C.
Schedule 13D


ITEM 1.  SECURITY AND ISSUER.

         This report relates to the common stock, par value $.01 per share (the "Common Stock"), of Precision Systems, Inc., a Delaware corporation (the "Company" or "PSi").

         Each share of Common Stock is entitled to one vote per share and, except as provided below, is entitled to vote as a separate class with respect to certain fundamental corporate transactions, such as mergers. The holders of the Common Stock also are entitled to vote as a separate class for the election of 25% of the Company's Board of Directors. Each share of PSi's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), is entitled to 10 votes per share and votes generally with the holders of Common Stock as a single class, except that (i) so long as there are 2,280,000 or more shares of Class B Common Stock outstanding, the holders of Class B Common Stock will vote as a separate class with respect to fundamental corporate transactions, such as mergers; and (ii) in the event there are fewer than 2,280,000 shares of Class B Common Stock outstanding, such holders will vote together with the holders of Common Stock as a single class on fundamental corporate transactions. The Company's principal executive offices are at 11800 30th Court North, St. Petersburg, Florida 33716.

ITEM 2.  IDENTITY AND BACKGROUND.

         This Schedule 13D is being filed by the Roy M. Speer Foundation (the "Foundation"), a charitable foundation organized as a trust under agreement dated December 16, 1986 (the "Trust Agreement"), and Richard W. Baker as the sole trustee of the Foundation ("Baker").

         The principal business and office addresses of the Foundation and Mr. Baker are 1803 U.S. Highway 19, Holiday, Florida 34691. Mr. Baker is a citizen of the United States and is principally occupied as a certified public accountant. The principal business of the Foundation is to apply the trust estate for charitable, religious, scientific, literary or educational purposes.

         During the last five years, neither the Foundation nor Mr. Baker has
(i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such law.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

         On December 1, 1994, RMS Limited Partnership ("RMS") transferred by gift 400,000 shares of Common Stock to the Foundation. No





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consideration was paid by the Foundation in connection with such transfer.

ITEM 4.  PURPOSE OF TRANSACTION.

         On December 1, 1994, RMS transferred by gift 400,000 shares of Common Stock to the Foundation. Prior to such transfer, the Foundation held 9,265 shares of Common Stock which it received in connection with the distribution of PSi Common Stock by its former parent company in a spin-off transaction effected July 31, 1992. The Foundation is obligated by virtue of the Trust Agreement to use the assets of the Foundation for certain charitable purposes and may distribute such assets in whole or in part at any time or from time to time in the discretion of the Trustee.

         Other than as described in this Item 4, neither the Foundation nor Mr. Baker has any present plans or proposals which relate to or would result in:
(1) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (2) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (3) a sale or transfer of a material amount of the assets of the Company or of any of its subsidiaries; (4) any material change in the capitalization or dividend policy of the Company; (5) any other material change in the Company's business or corporate structure; (6) changes to the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (7) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in any inter-dealer quotation system of a registered national securities association;
(8) a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Act; or (9) any action similar to any of those enumerated above.

         Notwithstanding the foregoing, the Foundation and Mr. Baker, acting individually or as a trustee, reserve the right to purchase additional securities of the Company, dispose of all or a portion of its or his holdings of securities of the Company, or change its intentions with respect to any of the matters referred to in this Item 4.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.

         (a) The Foundation is the beneficial owner of 409,265 shares of Common Stock which shares represent approximately 5.3% of the outstanding shares of Common Stock. Richard W. Baker, as the sole trustee of the Foundation, shares beneficial ownership of such shares. Mr. Baker also serves as sole trustee for several irrevocable trusts (the "Trusts") established for the benefit of certain members of the family of Roy M. Speer ("Speer"). As sole trustee, Mr. Baker shares beneficial ownership of the 17,213 shares of Common Stock held by the Trusts. Mr. Baker owns individually an additional 794 shares of Common Stock, for an aggregate beneficial ownership of 427,272 shares of Common Stock, representing approximately 5.5% of the outstanding shares of Common Stock.





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         Mr. Baker also serves as an officer and a director of Crystal Diamond,
Inc., a Nevada corporation ("CDI"). CDI is the managing general partner of RMS. Mr. Speer is the non-managing general partner of RMS and the sole stockholder and a director of CDI. CDI, RMS and Speer share beneficial ownership of 3,981,546 shares of Common Stock representing approximately 34.9% of the class and approximately 77.6% of the voting power of the Company's outstanding capital stock. Mr. Baker disclaims a beneficial interest in the shares of Common Stock, Class B Common Stock and Series A Preferred Stock of
PSi owned by RMS in which CDI has a beneficial interest.

         (b) Mr. Baker, as sole trustee, has the sole power to vote or direct the vote of shares of Common Stock held by him individually and as trustee for the Trusts and the Foundation and has sole power to dispose or direct the disposition of such shares. The Staff of the Securities and Exchange Commission has indicated, however, that a trust such as the Foundation may be deemed to be a beneficial owner of securities held by the trustee in the name of the trust. Thus, even though under the terms of the Trust Agreement the trustee of the Foundation has sole power to vote and dispose of the shares of Common Stock held in the name of the Foundation, for purposes of this filing the Foundation is also treated as sharing the power to direct the voting and disposition of such shares and, therefore, is reported as a beneficial owner of the shares.

         (c) On December 1, 1994, the Foundation received as a gift and without the payment of consideration 400,000 shares of Common Stock.

         (d) No person other than the Foundation and Mr. Baker, as trustee, is known to have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares of Common Stock owned by the Foundation. Mr. Baker, as trustee, has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares of Common Stock owned by the Trusts subject to certain limitations on the exercise of his discretion for the benefit of the beneficiaries of each of the Trusts as set forth in the instruments creating such Trusts.

ITEM 6.      CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS
               WITH RESPECT TO SECURITIES OF THE ISSUER.

         Not applicable.

ITEM 7.      MATERIAL TO BE FILED AS EXHIBITS.

         Not applicable





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                                   SIGNATURES

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


January 5, 1995                   Roy M. Speer Foundation



                                  /s/ Richard W. Baker
                                  -------------------------------
                                  Richard W. Baker
                                  Trustee of the
                                  Roy M. Speer Foundation



                                  /s/ Richard W. Baker
                                  -------------------------------
                                  Richard W. Baker




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